Exhibit 99.1

Optio® Software Reports Fourth Quarter Earnings

74% Growth in Q4 Software License Revenue Over Previous Quarter

Achieves Highest Quarterly Profit in Three Years

ATLANTA, April 6, 2004 – Optio® Software Inc. (OTC.BB: OPTO.OB), a leading provider of solutions that enhance the form, content, distribution and availability of business-critical documents and information, today reported financial results for its fourth quarter and fiscal year ended Jan. 31, 2004.

Fourth Quarter Results: Fourth quarter revenue was $7.7 million, a year-over-year increase of 18% over the $6.5 million reported in the fourth quarter of last year and a 21 % increase over the $6.4 million reported in the third quarter of fiscal year 2004.

Software license revenues in the fourth quarter of 2004 were $3.6 million, a 74% increase over the $2.1 million posted in the third quarter of 2004 and a 45% increase over the $2.5 million posted in the prior year’s fourth quarter. Services and maintenance revenues in the fourth quarter of 2004 were $4.1 million compared to $4.3 million in the third quarter of 2004 and $4.1 million in the fourth quarter last year.

For the three months ended Jan. 31, 2004, Optio reported net income of $889,000, representing earnings of $0.05 per basic share and $0.04 per diluted share outstanding. This compares to a loss of $878,000 or a loss of $0.05 per basic and diluted share for the same period last year. Operating expenses were $5.0 million, compared to operating expenses of $5.2 million for the third quarter of 2004 and $5.8 million in the fourth quarter of 2003.

Optio closed the quarter and the year ended Jan. 31, 2004 with $5.3 million in cash, compared to $4.4 million as of October 31, 2003 and compared to $3.9 million as of Jan. 31, 2003. The company had no outstanding balance on its line of credit as of Jan. 31, 2004.

The company’s days’ sales outstanding (DSOs) lengthened to 62 days in the fourth quarter 2004 compared with 53 days in the prior quarter.

“License revenues in the fourth quarter were strong, reflecting solid market acceptance and demand for our products introduced throughout fiscal year 2004 such as Optio Print Manager™,

an SAP certified version of e.ComIntegrate™ and our signature healthcare product, MedEx™,” said Caroline Bembry, Optio’s chief financial officer. “Not only did we achieve our most profitable quarter in over three years, but we continued to grow our cash balances, reporting nearly $1.0 million in cash flows from operations in the fourth quarter of 2004.”

Annual Results: Total revenue for the year ended Jan. 31, 2004 was $27.3 million, compared with $27.8 million for the same period last year. Software license revenue for the year ended Jan. 31, 2004, was $10.2 million, compared to $10.4 million in the prior year. Services and maintenance revenue was $17.1 million in the year ended Jan. 31, 2004, as compared to $17.4 in the same period last year. For the year ended Jan. 31, 2004, total operating expenses declined from $25.0 million in the prior year to $19.6 million.

Net income for the year ended Jan. 31, 2004 was $1.4 million or $0.07 per basic share and $0.06 per diluted share, a significant improvement from the $4.8 million net loss, including a $132,000 loss from discontinued operations, posted in the prior year.

“I’m pleased that we have achieved our goal of returning the company to profitability during fiscal 2004,” said C. Wayne Cape, Optio’s chairman, president and CEO. “I’m very proud of the entire Optio team and their extraordinary focus, determination and dedication. Going into the new year, it is our goal to build on this year’s success as we sharpen our focus on providing better customer value while continuing to improve the performance of our business.”

Highlights from the year ended Jan. 31, 2004, included:

•	Significant new customers included: Alpha Natural Resources, Aspect Communications, Good Samaritan Hospital, Hamilton Sunstrand, Johns Hopkins University Applied Physics Laboratory, MedEx Inc., Mercy Health Center of Oklahoma City, Midmark Corporation, New Hanover Regional Medical Center, ReView Video LLC, ServiceMaster Consumer Services L.P., Southern Regional Health System and Take 2 Interactive Software Europe Ltd.

•

The formation of Optio’s Enterprise Customer Advisory Board to provide input and feedback to help Optio enhance the overall customer experience; share its strategic vision in an open discussion format with key customers; understand business, economic and technology trends that influence customer requirements; and learn about innovative solutions created through the use of Optio solutions.

•	Achieved certification for Oracle® applications including Oracle Warehouse Management (Oracle WMS) and Oracle Mobile Supply Chain Application (Oracle MSCA) applications. The certification process for Optio’s e.ComIntegrate offering includes the successful demonstration of facilities such as: visual design and mapping of Oracle data into Oracle WMS and Oracle MSCA labels, data passing using XML, inclusion of multiple format barcodes, support for a variety of printer types (direct thermal / thermal transfer), enhancing data with identifiers and other key capabilities.

•	Released Optio Print Manager to help customers strengthen their document printing infrastructure and reduce costs. Optio Print Manager enables assured delivery of printed documents and reports across enterprise network environments that span departments, locations, factories, divisions and multinational boundaries. It also enables organizations to easily manage enterprise print resources and load balance print jobs from a centralized management console.

•	Earned SAP® certification for Optio e.ComIntegrate 7.7 on SAP’s version 4.0 or later. SAP customers who take advantage of SAP-certified software to complement their existing investments in SAP solutions can benefit from faster implementation time and lower integration costs through the use of tested interfaces.

•	Named by the QAD Global Alliance Program as a preferred document output management provider. As a selected partner, QAD will promote Optio as a preferred document output management partner to QAD customers, prospects, sales staff and management worldwide.

•	Released the latest version of Optio e.ComIntegrate, a distributed output management application, for Linux.

About Optio

More than 5,000 customers worldwide use Optio solutions to reduce the cost and complexity of document-driven business processes and extend the value of enterprise technology investments. Optio’s document output management solutions improve the form, content, distribution and availability of business-critical documents across global networks of digital destinations such as print, fax, e-mail, portals and wireless devices. Founded in 1981, Optio is headquartered in Atlanta and maintains international offices in France, Germany and the United Kingdom. More information about Optio (OTC.BB: OPTO.OB) is available at: www.optiosoftware.com.

Media Contacts:

Caroline Bembry

Chief Financial Officer

Optio Software, Inc.

770-576-3500

cbembry@optiosoftware.com

Sheryl Roehl

Director of Marketing Communications and Public Relations

Optio Software

770-576-3613

sroehl@optiosoftware.com

Forward Looking Statements

This press release includes statements and other matters that could be considered to be forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. Factors that might cause or contribute to such differences include, but are not limited to, risks associated with Optio’s reliance on strategic marketing and reseller relationships, the collectibility of Optio’s accounts receivable and note receivable (specifically, the M2 note receivable), fluctuations in operating results because of acquisitions or dispositions, changes in competition, changes in economic conditions in the U.S. and in other countries in which Optio currently does business (both general and relative to the technology industry), delays or inability in developing new or unique software, market acceptance of new products, the failure of new products to operate as anticipated, expectation of achieving and sustaining operating profits and earnings, including the timing of such cash flow and company performance, disputes regarding Optio’s intellectual property, risks relating to the delisting of our stock, possible adverse results of pending or future litigation, or risks associated with Optio’s international operations. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of Optio. These and additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.1 to Optio’s most recent Quarterly Report on Form 10-Q. You should carefully review these risks and additional risks described in other documents Optio files from time to time with the Securities and Exchange Commission, including the Annual Report of Form 10-K that Optio will file before April 31, 2004.

Optio is a registered trademark and Optio Print Manager, MedEx and Optio e.ComIntegrate are trademarks of Optio Software, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

OPTIO SOFTWARE, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2004	2003	2004	2003
Revenue:
License fees	$3,570	$2,462	$10,205	$10,445
Services, maintenance, and other	4,143	4,087	17,110	17,379

	7,713	6,549	27,315	27,824

Cost of revenue:
License fees	151	187	436	549
Services, maintenance, and other	1,766	1,547	6,358	7,808

	1,917	1,734	6,794	8,357

	5,796	4,815	20,521	19,467

Operating expenses:
Sales and marketing	2,590	2,782	9,448	12,821
Research and development	1,109	888	4,078	4,278
General and administrative	1,205	1,865	4,572	6,962
Impairment of M2 Systems note receivable	—	—	900	—
Depreciation and amortization	110	216	553	920

	5,014	5,751	19,551	24,981

Income (loss) from operations	782	(936)	970	(5,514)

Other income (expense):
Interest income	41	54	171	233
Interest expense	(4)	(21)	(17)	(51)
Other	14	21	45	44

	51	54	199	226

Income (loss) before income taxes	833	(882)	1,169	(5,288)
Income tax benefit	56	93	202	578

Income (loss) from continuing operations	889	(789)	1,371	(4,710)

Loss from discontinued operations	—	(89)	—	(132)

Net income (loss)	$889	$(878)	$1,371	$(4,842)

Net income (loss) per share - basic	$0.05	$(0.05)	$0.07	$(0.26)

Net income (loss) per share - diluted	$0.04	$(0.05)	$0.06	$(0.26)

Weighted average shares outstanding - basic	19,239,435	19,127,498	19,190,661	18,962,662

Weighted average shares outstanding - diluted	22,639,822	19,127,498	21,313,286	18,962,662

OPTIO SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2004	January 31, 2003
ASSETS

Current Assets:
Cash and cash equivalents	$5,328	$3,902
Accounts receivable, net	5,293	4,112
Note receivable from M2	310	101
Other current assets	502	1,605

Total current assets	11,433	9,720

Property and equipment, net	541	912
Note receivable	2,376	3,571
Other assets	110	240

Total assets	$14,460	$14,443

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,026	$1,656
Other accrued liabilities	2,627	3,657
Deferred revenue	6,256	5,849
Current portion of debt and capital lease obligations	76	118

Total current liabilities	9,985	11,280
Long-term portion of debt and capital lease obligations	87	167
Long-term accrued expenses	101	130
Deferred revenue	—	92
Shareholders’ equity	4,287	2,774

Total liabilities and shareholders’ equity	$14,460	$14,443